Exhibit 10.1

PRIVATE PLACEMENT AGREEMENT

THIS PRIVATE PLACEMENT AGREEMENT (this “Agreement”), dated as of April 29, 2024, is made by and between Addentax Group Corp., a Nevada corporation (the “Company”) and the investor set forth on Schedule A (the “Investor”).

WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, the amount of shares set forth opposite the Investor’s name on Schedule A hereto (the “Investor Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in a private placement transaction on the terms set forth herein (the “Offering”).

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1. Purchase and Sale of the Investor Shares.

(a) Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, the number of shares of Common Stock set forth in Schedule A opposite such the Investor’s name, at a price of $0.98 per Investor Share (the “Purchase Price”).

(b) The Investor shall have the right to arrange for one or more of its Affiliates (each, an “Affiliated Purchaser”) to purchase any Shares issuable to the Investor pursuant to this Agreement, by written notice to the Company at least two (2) Business Days prior to the Closing Date (defined below), which notice shall be signed by the Investor and each Affiliated Purchaser, and shall contain a confirmation by the Affiliated Purchaser of the accuracy with respect to it of the representations set forth in Section 3. In no event will any such arrangement relieve such Investor from its obligations under this Agreement. The term “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in effect on the date hereof. “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(c) The closing of the purchase of the Investor Shares to be purchased by the Investor hereunder (the “Closing”) will occur at 12:00 p.m., New York City time, as soon as practicable following the date on which all conditions to the Closing identified in Section 6 below have been satisfied or waived (other than such conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions), or on such other date as is mutually agreed upon by the Company and the Investor (the date of the Closing, the “Closing Date”).

(d) Delivery to the Investor of the Investor Shares acquired by such Investor pursuant to this Agreement will be made by the Company to the account of such Investor (or to such other accounts, including the account of an Affiliated Purchaser, as such Investor may designate in accordance with this Agreement), against payment of the Purchase Price made by wire transfer in immediately available United States funds payable to the Company pursuant to the wire transfer instructions to be provided by the Company to the Investor in writing. At the Closing, the Investor Shares shall be issued and held in book-entry form with the Company’s transfer agent and registered in the name of the Investor, and within one (1) Business Day after the Closing Date, the transfer agent shall issue a Direct Registration System (DRS) statement evidencing that the shares of Common Stock have been issued and are held in book-entry form. The documents to be delivered on the Closing Date by or on behalf of the parties hereto will be delivered at the offices of Loeb & Loeb LLP, on the Closing Date.

(e) All Investor Shares will be delivered with any and all issue, stamp, transfer, sales and use, or similar taxes or duties payable in connection with such delivery duly paid by the Company.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Investor, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date (in the case of representations and warranties set forth in Section 2(d), subject to Rep Modifications (as defined below)) after giving effect to the transactions contemplated hereby:

(a) Organization and Qualification. The Company and each of its Subsidiaries (defined below) has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted. Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation or organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect” means (i) any material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, taken as a whole, or (ii) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 2(h), to consummate the transactions contemplated by this Agreement; provided, however, that “Material Adverse Effect” shall not include the impact on such business, condition (financial or otherwise), results of operations or ability to consummate the transactions contemplated by this Agreement arising out of or attributable to, either alone or in combination with any other change, effect, circumstance, occurrence, event, condition or fact (“Effects”) (i) Effects that generally affect the industry in which the Company and its Subsidiaries operate, (ii) general economic conditions, (iii) Effects resulting from changes affecting financial, banking, securities or commodities markets (including in each of clauses (i), (ii) and (iii) above, any Effects resulting from an outbreak or escalation of hostilities, acts of war or terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States), (iv) Effects arising from changes in laws, rules, regulations or accounting principles, (v) Effects resulting from the announcement of the transactions contemplated hereby or from taking any action required by the terms and conditions of this Agreement or any of the other agreements or transactions contemplated hereby, (vi) the historical seasonality of the business of the Company or any Subsidiary or the failure to meet any projections or forecasts or (vii) any change in the price or trading volume of the Company’s outstanding securities (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect) or (viii) effects of COVID-19, epidemics, pandemics, disease outbreaks or compliance with any quarantine, closure, safety or other law, guideline or recommendation; except if such Effect results from, or is attributable to, any of the matters described in clauses (i), (ii), (iii), (iv) or (vi) above and disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other businesses in the industry in which the Company and its Subsidiaries operate (but taking into account for purposes of determining whether a Material Adverse Effect has occurred only the disproportionate portion of such adverse effect). For the purposes of this Agreement, a “Subsidiary” of any person means, with respect to such person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies.

(b) Corporate Power and Authority. The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement (the “Transaction Agreement”), and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, including the issuance of the Investor Shares. The Company has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Investor Shares.

(c) Execution and Delivery; Enforceability. Each Transaction Agreement has been, or prior to its execution and delivery at the Closing will be, duly and validly executed and delivered by the Company, and each such document constitutes, or will constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(d) Real Property. Except as disclosed to the Investors in writing or as disclosed in the Company SEC Documents prior to the date hereof, each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”) owned by the Company or any of its Subsidiaries (as applicable) (and with respect to any Real Property in the People’s Republic of China, as permitted under the laws thereof). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(e) Authorized and Issued Capital Stock. The authorized capital stock of the Company consists of 24,769,513 shares of Common Stock were issued and 5,383,769 shares of Common Stock were outstanding, and (ii) 19,385,744 shares of Common Stock were held by the Company in its treasury. All capital stock or equity interests of each of the Company’s Subsidiaries is owned by the Company. The issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are not subject to any preemptive rights. Except as set forth in this Section 2(e), at the close of business on the Capital Structure Date, no shares of capital stock or other equity securities or voting interest in the Company or any of its Subsidiaries were issued, reserved for issuance or outstanding. Since the close of business on the Capital Structure Date, no shares of capital stock or other equity securities or voting interest in the Company or any of its Subsidiaries have been issued or reserved for issuance or become outstanding, other than the shares to be issued hereunder. Other than as set forth in (i) this Section 2(e), (ii) the securities purchase agreement dated January 4, 2023 (inclusive of senior secured convertible notes and warrants issued in connection with the securities purchase agreement) among the Company and certain investors, as amended, (iii) the Company’s certificate of incorporation, (iv) Placement Agent Warrant, dated January 4, 2023, issued to the placement agent, Uninvest Securities, LLC,   and (v) this Agreement, neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (w) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (x) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (y) restricts the transfer of any shares of capital stock of the Company or (z) relates to the voting of any shares of capital stock of the Company or any of its Subsidiaries.

(f) Issuance. The Investor Shares to be issued and sold by the Company to the Investor or any Affiliated Purchasers hereunder, when such Investor Shares are issued and delivered against payment therefor in accordance with the terms hereof, will be duly and validly authorized, fully paid and non-assessable, free and clear of all taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.

(g) No Conflict. The execution and delivery by the Company of the Transaction Agreement and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including issuance and sale of Investor Shares to the Investor) (i) will not, in any material respect, conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or by-laws or comparable organizational documents of the Company or any of its Subsidiaries, and (iii) subject to the receipt of the consents and approvals contemplated in Section 2(h), will not result in any violation of, or any termination or impairment of any rights under, any law, rule or regulation, any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, in each case, that is material to the operations of the Company and its Subsidiaries.

(h) Consents and Approvals.

i. PRC Approval. The Company shall have make the necessary filing with and obtain the consent of the relevant PRC governmental agency or body, as promptly as practicable after the date hereof, but prior to the forty-fifth (45th) calendar day after the Closing Date (or, if such filing is delayed by a court or regulatory agency, in no event later than 90 calendar days after the Closing), for the execution and delivery by the Company of the Transaction Agreement, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, including the sale, issuance and delivery of the Investor Shares to the Investor hereunder.

ii. Save except for this section 2(h)(i), no consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the execution and delivery by the Company of the Transaction Agreement, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, including the sale, issuance and delivery of the Investor Shares to the Investor hereunder, except such consents, approvals, authorizations, registrations or qualifications as may be required by the Nasdaq Stock Market LLC exchange, if applicable,, or the filing of a Form D    (Notice of Exempt Offering of Securities) in connection with the sale and issuance of the Investor Shares.

(i) Company SEC Documents. Since January 1, 2024, the Company has filed or submitted all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) (“Company SEC Documents”) with the Securities and Exchange Commission (the “Commission”). As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such Company SEC Documents. The Company has filed with the Commission all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents and there are no contracts or other documents that are required under the Exchange Act to be described in the Company SEC Documents that are not so described. No Company SEC Document filed after January 1, 2024, when filed, or, in the case of any Company SEC Document amended or superseded prior to the date of this Agreement, then on the date of such amending or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any Company SEC Documents filed with the Commission prior to the Closing Date, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(j) Financial Statements. The financial statements and the related notes of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Documents, comply or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates indicated and for the periods specified, subject, in the case of the unaudited financial statements, to absence of disclosure normally made in footnotes and to customary year-end adjustments which shall not be material; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Company SEC Documents, present fairly the information required to be stated therein in all material respects; and the other financial information included or incorporated by reference in the Company SEC Documents, has been or will be derived from the accounting records of the Company and its Subsidiaries and presents fairly or will present fairly the information shown thereby in all material respects.

(k) [Intentionally Omitted].

(l) Absence of Certain Changes. Since January 1, 2024, other than as disclosed in the Company SEC Documents prior to the date hereof, and except for actions to be taken pursuant to the Transaction Agreement:

(i) there has not been any change in the capital stock from that set forth in Section 2(e) or in long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock;

(ii) the Company has not incurred any material liability other than in the ordinary course of business; and

(iii) no event, fact or circumstance has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) No Violation or Default; Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or similar organizational documents. Except as disclosed in the Company SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries is in material default, and no event has occurred that, with notice or lapse of time or both, would constitute such a material default, in the due performance or observance of any material term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is, or has been at any time since January 1, 2024, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority that is material to the operations of the Company and its Subsidiaries.

(n) Legal Proceedings. Except as described in the Company SEC Documents filed prior to the date hereof, there are no (i) actions, suits or proceedings (“Actions”) pending against the Company or any of its Subsidiaries, or (ii) pending or threatened investigations or audits by any governmental or regulatory authority, in each case that are that required under the Exchange Act to be described in the Company SEC Documents or that if determined adversely to the Company or any of its Subsidiaries, would be material to the operations of the Company and its Subsidiaries taken together as a whole. Except as described in the Company SEC Documents filed prior to the date hereof, there are no outstanding orders, writs, injunctions, decrees, stipulations, determinations or awards entered by or with any governmental entity or addressed to or naming as a party the Company or any of its Subsidiaries, and there are no unsatisfied judgments, penalties or awards against, relating to or affecting the Company or any of its Subsidiaries.

(o) Employee Benefit Matters.

(i) The Company has made available to the Investor, to the extent applicable, a a true, correct and complete copy of each material welfare, benefit, retirement, employment, compensation, incentive, stock option, restricted stock, stock appreciation right, phantom equity, deferred compensation, change in control, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program and other arrangement (and any amendments thereto), whether or not reduced to writing, in effect and covering one or more directors, officers or employees, former directors, officers or employees and/or the beneficiaries or dependents of any such director, officer or employee or former director, officer or employee of the Company or any of its Subsidiaries, that is maintained, sponsored, contributed to, or required to be contributed to by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has or may have any liability for premiums or benefits (each, a “Benefit Plan”).

(ii) Except as disclosed to the Investor prior to the date hereof or specifically disclosed in the Company SEC Documents filed prior to the date hereof, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment or service with the Company, as a director, officer or employee of the Company.

(iii) Except as disclosed to the Investor prior to the date hereof or specifically disclosed in the Company SEC Documents filed prior to the date hereof, there have not been, nor are there presently, any benefits or other amounts paid or payable to any current or former director of the Company or any affiliate thereof.

(iv) There is no pending or threatened Action relating to a Benefit Plan, and no Benefit Plan has within the three (3) years prior to the date hereof been the subject of an examination or audit by a governmental entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any governmental entity.

(p) No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to any brokerage commission, finder’s fee or like payment in connection with the sale of the Investor Shares.

(q) No Registration Rights. The investor shall not have anyright to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act.

(r) Charter; Take-Over Statutes. The Board of Directors has each taken (or shall have taken by the Closing) all necessary action to waive and/or approve the Transaction Agreement and the consummation of the transactions contemplated hereby and thereby and for purposes of the Company’s certificate of incorporation. No “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (a “Takeover Statute”) is applicable to the Company, the Common Stock and the sale and issuance of the Investor Shares or the other transactions contemplated by the Transaction Agreement.

(s) Transactions with Affiliates. Except as disclosed to the Investor in writing prior to the date hereof or specifically disclosed in the Company SEC Documents, (i) there are no contracts, agreements, arrangements, understandings (in each case whether written or oral), liabilities or obligations between the Company or any of its Subsidiaries, on the one hand, and any current or former officer or director of the Company or any of its Subsidiaries (or any of their respective affiliates or immediate family members), on the other hand, (ii) neither the Company nor any of its Subsidiaries provides or causes to be provided any assets, services or facilities to any person described in clause (i) of this Section 2(s), (iii) no person described in clause (i) of this Section 2(s) provides or causes to be provided any assets, services or facilities to the Company or any of its Subsidiaries, or derives any benefit from any assets, services or facilities of the Company or any of its Subsidiaries (other than as explicitly contemplated by the terms of such person’s employment by the Company or any of its Subsidiaries).

(t) No Material Misstatements. No representation or warranty made by the Company in this Agreement or any other Transaction Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

(u) No Solicitation. Neither the Company nor any agent acting on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Investor Shares to any Person or Persons so as to bring the sale of such Investor Shares to the Investor within the registration provisions of the Securities Act or any state securities laws. The term “Person” (but not “person”) means any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

3. Representations and Warranties of the Investor. The Investor represents and warrants to, and agrees with the Company, as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby:

(a) Authority. The Investor has the requisite power and authority to enter into, execute and deliver each Transaction Agreement to which he/she/it will be a party as contemplated by this Agreement and to perform his/her/its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, including the purchase by the Investor of the Investor Shares. The Investor has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement, including the purchase of the Investor Shares by the Investor.

(b) Execution and Delivery; Enforceability. The Transaction Agreement to which the Investor is a party as contemplated by this Agreement has been, or prior to its execution and delivery at the Closing will be, duly and validly executed and delivered by the Investor, and each such document constitutes, or will constitute, the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(c) No Registration. The Investor understands that the Investor Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

(d) Investment Intent. The Investor is acquiring the Investor Shares for investment for his/her/its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

(e) Securities Laws Compliance. The Investor Shares will not be offered for sale, sold or otherwise transferred by the Investor except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(f) Sophistication. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Investor Shares being acquired hereunder. The Investor is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Investor Shares for an indefinite period of time). Without derogating from or limiting the representations and warranties of the Company, the Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the information contained herein.

(g) Legended Securities. The Investor understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws, the Investor Shares shall bear the following legend (the “Securities Act Legend”):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

The foregoing Securities Act Legend shall be promptly removed from Investor Shares and the Company shall issue, or cause to be issued, to the Investor such Investor Shares without such legend or any other legend, or, if so requested by the Investor, by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if one of the following conditions is met: (a) such Investor Shares are eligible for resale pursuant to Rule 144 of the Securities Act without regard to any volume limitations; (b) in connection with a sale, assignment or other transfer of such Investor Shares, the Investor provides the Company with an opinion of counsel, in a generally acceptable form to the Company and its transfer agent, to the effect that such sale, assignment or transfer of such Investor Shares may be made without registration under the applicable requirements of the Securities Act and that the legend can be removed from the Investor Shares  ; or (c) the Investor Shares are registered and sold pursuant to an effective registration statement for resale under the Securities Act.

Any fees (with respect to the transfer agent or otherwise) associated with the removal of such legend shall be borne by the Company. At such time as a Securities Act Legend is no longer required for any Investor Shares, the Company will use its commercially reasonable efforts to no later than three (3) trading days following the delivery by the Investor to the Company or its transfer agent (with notice to the Company) of legended Investor Shares (endorsed or with stock powers attached and otherwise in form necessary to effect the reissuance and/or transfer), deliver or cause to be delivered to the Investor such Investor Shares free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 3(g). Investor Shares subject to legend removal hereunder may be transmitted by the transfer agent to such Investor by crediting the account of such Investor’s prime broker with DTC as directed by such Investor.

(h) No Conflict. The execution and delivery by the Investor of the Transaction Agreement to which it is a party and the compliance by the Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including the purchase of the Investor Shares by the Investor) (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws or comparable organizational documents of the Investor and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any law, rule or regulation, any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Investor or any of its properties, except in any such case described in subclause (i) for any conflict, breach, violation, default, acceleration or lien which has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its obligations under this Agreement.

(i) Consents and Approvals. No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over the Investor or any of its or his properties is required for the execution and delivery by the Investor of the Transaction Agreement to which it is a party, performance by the Investor of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, except for any consent, approval, authorization, order, registration or qualification which, if not made or obtained, has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact the Investor’s performance of its or his obligations under this Agreement.

(j) Information Furnished. Information relating to the Investor furnished to the Company in writing by the Investor expressly for use in the Shelf Registration Statement, if any, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

4. Covenants of the Company. Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with the Investor as set forth below.

(a) Company Expenses. The Company will pay all of its expenses associated with the issuance of the Investor Shares, preparation, negotiation and execution of all Transaction Agreement and the transactions contemplated hereby and thereby, including, without limitation, filing fees, fees and expenses of its counsel and accounting fees and expenses, listing expenses, and with clearing the Investor Shares offered thereby for sale under applicable state securities laws.

(b) Commercially Reasonable Efforts. The Company shall use its commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to cooperate with the Investor and to consummate and make effective the transactions contemplated by this Agreement, including:

(i) preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity; and

(ii) executing, delivering and filing, as applicable, any additional ancillary instruments or agreements reasonably necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

(c) Registration Rights Agreement. The investor shall not have any right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act.

(d) Share Repurchase Notice. The Company will provide notice to the Investor prior to any acquisition, purchase or repurchase of, or other increase in interest in, the Company’s Common Stock, in each case that would result in an increase or decrease in the Investor’s percentage ownership from the ownership level immediately following closing of the transactions contemplated by this Agreement.

5. Additional Covenants of the Investor. Without derogating from the obligations of the Investor set forth elsewhere in this Agreement, the Investor agrees with the Company:

(a) Information. The Investor shall provide the Company with such information as the Company reasonably requests regarding the Investor for inclusion in the Shelf Registration Statement, if any.

(b) Cooperation. The Investor shall cooperate with the Company in taking all action necessary to consummate the transactions contemplated by this Agreement, including executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

6. Conditions to the Obligations of the Parties.

(a) The obligations of the Investor hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Investor in their sole discretion):

(i) Consents. All governmental and third party, including The Nasdaq Stock Market LLC notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.

(ii) No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that prohibits the issuance of the Investor Shares to the Investor or the consummation of the transactions contemplated by this Agreement.

(iii) Good Standing. The Investor shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in the State of Nevada, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

(iv) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (disregarding, other than in the case of Section 2(d), all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar qualifications) other than (x) modifications or inaccuracies of the representations and warranties contained in Section 2(d) that arise from events or circumstances that occur from and after, or exist following, the date hereof and are outside of the reasonable control of the Company or its Subsidiaries to prevent (“Rep Modifications”), and (y) representations and warranties contained in Section 2(f), which shall be true and correct in all respects.

(v) Covenants. The Company shall have performed and complied in all material respects with all of its respective covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Transaction Agreement) through the Closing Date.

(vi) Certificate. The Company shall have furnished to the Investor a certificate, dated the Closing Date, of an officer of the Company, on behalf of the Company, confirming the matters set forth in subsections (iv) and (v).

(vii) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any changes or events that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

(viii) No Market Adverse Event. There shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any securities exchange or by any such system or by order of the Commission, the Nasdaq Stock Market or any other governmental authority, or (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) a declaration of a banking moratorium by either Federal or New York authorities.

(b) The obligation of the Company to issue and sell the Investor Shares is subject to the following conditions (which may be waived in whole or in part by the Company in its sole discretion):

(i) No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that prohibits the issuance of the Investor Shares to the Investor or the consummation of the transactions contemplated by this Agreement.

(ii) Representations and Warranties. The representations and warranties of the Investor, each Affiliated Purchaser contained in this Agreement shall be true and correct in all material respects (disregarding all qualifications and exceptions contained therein relating to materiality or similar qualifications).

(iii) Covenants. The Investor shall have performed and complied in all material respects with all of its covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Transaction Agreement) through the Closing Date.

(iv) No Market Adverse Event. There shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any securities exchange or by any such system or by order of the Commission, the Nasdaq Stock Market or any other governmental authority, or (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) a declaration of a banking moratorium by either Federal or New York authorities.

7. Indemnification and Contribution.

(a) Whether or not the issuance of the Investor Shares to the Investor or the other transactions contemplated hereby are consummated or this Agreement is terminated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the Investor and each Affiliated Purchaser, their respective Affiliates and their respective officers, directors, members, managers, partners, employees, agents, advisors and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities, amounts paid in settlement and reasonable expenses, joint or several (“Losses”), incurred by such Indemnified Person or to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding (“Proceedings”) arising out of or relating to this Agreement or the other Transaction Agreement, or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal fees and expenses or other out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they resulted from gross negligence or willful misconduct on the part of such Indemnified Person. If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding section) or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Person on the other hand as well as any relevant equitable considerations.

(b) Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the Indemnifying Party (it being understood and agreed that Loeb & Loeb LLP is approved), to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person thereafter in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one firm of counsel, plus local counsel, in any jurisdiction representing the Indemnified Person), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(c) The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 7. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Given that an Indemnified Person may be entitled to indemnification (a “Jointly Indemnifiable Claim”) from both the Company, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the “Indemnitee-Related Entities”), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the Company hereunder. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the Company, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 7(d), entitled to enforce this Section 7(d) against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

8. Survival of Representations and Warranties. The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation at any time made by or on behalf of any party hereto until the date that is one year after the Closing Date and the covenants shall survive in accordance with their specific terms; provided, however, the representations and warrants contained in Sections 2(b), (c), (e), (f) and (h) and Sections 3(a), (b) and (i) shall survive indefinitely.

9. Expense Reimbursement. Each party shall be responsible for any fees and expenses incurred by it in connection with the preparation, negotiation and delivery of this Agreement.

10. Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission or facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a) If to the Company:

Addentax Group Corp.
Luohu District, Shenzhen City, China 518000
Attention: Chief Executive Officer and Chief Financial Officer
Telephone: +(86) 755 8233 0336

Email: zdhong@zgyingxi.com and chao.h.steven@zgyingxi.com

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP
Jardine House, 2206-19,

1 Connaught Place
Central, Hong Kong
Attention: Lawrence Venick
Email: lvenick@loeb.com

(b) If to the Investor:

To the name and address on Schedule A.

11. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other party. Except as provided in Section 7 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. Any Indemnified Persons shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement.

12. Prior Negotiations; Entire Agreement. This Agreement (including the agreements attached as exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

13. GOVERNING LAW; VENUE. THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14. Counterparts. This Agreement may be executed in counterparts, all of which will be considered one and the same Agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

15. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

16. Adjustment to Shares. If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

17. Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

18. Publicity. The Company and the Investor shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release prior to its public issuance) or otherwise making public announcements with respect to the transactions contemplated by this Agreement; provided, however, that in no event shall any such press release or other public announcement name the Investor without its prior written consent. The Company shall consult with the Investor prior to making any filings (and provide the Investor a reasonable opportunity to review and comment on such filings) with any third party or any governmental entity (including any national securities exchange or interdealer quotation service) with respect to the transactions contemplated by this Agreement, except as may be required by law or by the request of any governmental entity. Subject to the Company’s foregoing obligations pursuant to this Section 18, nothing contained in this Section 18 shall be interpreted to preclude the Company from making any filing or disclosing any information in any filing, including with the Commission, that the Company acting reasonably determines is necessary or advisable; provided, however, that, if such filing names the Investor, the Company shall obtain the prior approval of the Investor and take into account any comments it may have thereto unless, in the opinion of counsel to the Company, the filing is legally required to be made as proposed by the Company without making changes to reflect such comments.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, by their respective officers thereunto duly authorized where applicable, all as of the date first written above.

ADDENTAX GROUP CORP..

By:	/s/ Hong Zhida
Name:	Hong Zhida
Title:	Chief Financial Officer

By:	/s/ Chai Hua
Name:	Chai Hua

[Signature Page to Private Placement Agreement]

Schedule A

Name of Investor	Number of Shares	Names and Address
Chai Hua	330,000	Chai Hua [ ]. [ ]